As filed with the Securities and Exchange Commission on June 28, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

TRANZYME, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	63-1192270
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5001 South Miami Boulevard, Suite 300

Durham, NC 27703

(919) 474-0020

(Address of Principal Executive Offices)

AMENDED AND RESTATED 2011 STOCK OPTION AND INCENTIVE PLAN OF TRANZYME, INC.

(Full Title of the Plan)

Vipin K. Garg, Ph.D.

Chief Executive Officer

Tranzyme, Inc.

5001 South Miami Boulevard, Suite 300

Durham, NC 27703

(919) 474-0020

 (Name and Address of Agent For Service)

Copy  to:

Mitchell S. Bloom

Joseph C. Theis

GOODWIN PROCTER LLP

53 State Street

Boston, Massachusetts 02109

Telephone: (617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.00001 per share	1,000,000	$3.275(2)	$3,275,000(2)	$375.32

(1)           Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of common stock that become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)           An assumed price of $3.275 per share, which on June 25, 2012 was the average of the high and low prices reported on the NASDAQ Global Market for the Registrant’s common stock, is estimated solely for purposes of calculating the filing fee pursuant to Rule 457(c) and (h).

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective. Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the registration statement on Form S-8 filed by the Registrant on April 15, 2011 (Registration No. 333-173535) with respect to the Registrant’s Amended and Restated 2011 Stock Option and Incentive Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.         Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement on Form S-8, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on the 28th day of June, 2012.

Tranzyme, Inc.

By:	/s/ Vipin K. Garg
Vipin K. Garg, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Tranzyme, Inc., hereby severally constitute and appoint Vipin K. Garg and Richard I. Eisenstadt, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on the 28th day of June, 2012.

Signature	Title

/s/ Vipin K. Garg
Vipin K. Garg, Ph.D.	Chief Executive Officer, President (Principal Executive Officer) and Director

/s/ Richard I. Eisenstadt
Richard I. Eisenstadt	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ John H. Johnson
John H. Johnson	Chairman of the Board of Directors

/s/ George B. Abercrombie
George B. Abercrombie	Director

/s/ Jean-Paul Castaigne
Jean-Paul Castaigne	Director

/s/ Aaron Davidson
Aaron Davidson	Director

/s/ Anne VanLent
Anne VanLent	Director

/s/ Alex Zisson
Alex Zisson	Director

EXHIBIT INDEX

Exhibit No.	Description
4.1	Specimen common stock certificate (Incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-170749)).
4.2	Form of Eighth Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-170749)).
4.3	Form of Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.3 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-170749)).
4.4

Fourth Amended and Restated Registration Rights Agreement dated as of May 12, 2005 by and among the registrant and the investors listed therein, as amended (Incorporated by reference to Exhibit 4.2 of the registrant’s Registration Statement on Form S-1, as amended (File No. 333-170749)).

4.5

Warrant to Purchase Stock dated December 3, 2008 issued by the registrant to Oxford Finance Corporation (Incorporated by reference to Exhibit 4.3 of the registrant’s Registration Statement on Form S-1, as amended (File No. 333-170749)).

4.6

Warrant to Purchase Stock dated December 3, 2008 issued by the registrant to Silicon Valley Bank (Incorporated by reference to Exhibit 4.4 of the registrant’s Registration Statement on Form S-1, as amended (File No. 333-170749)).

4.7

Warrant to Purchase Stock dated September 30, 2010 issued by the registrant to Compass Horizon Funding Company LLC (Incorporated by reference to Exhibit 4.5 of the registrant’s Registration Statement on Form S-1, as amended (File No. 333-170749)).

4.8

Warrant to Purchase Stock dated September 30, 2010 issued by the registrant to Oxford Finance Corporation (Incorporated by reference to Exhibit 4.6 of the registrant’s Registration Statement on Form S-1, as amended (File No. 333-170749)).

4.9	Form of Warrant to Purchase Stock issued by the registrant on January 31, 2012 (Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on February 1, 2012).
4.10*	Amended and Restated 2011 Stock Option and Incentive Plan of the registrant, together with forms of award agreement
5.1*	Opinion of Goodwin Procter LLP.
23.1*	Consent of Ernst & Young, LLP, independent registered public accounting firm.
23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1*	Power of attorney (included on signature page).

*                                         Filed herewith.